Exhibit 32.1
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Jeff A. Stevens, Chief Executive Officer, and Karen B. Davis, Executive Vice President and Chief Financial Officer, of Western Refining, Inc. (the “Company”), each certifies that, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2017

/s/ Jeff A. Stevens
Jeff A. Stevens Chief Executive Officer

/s/ Karen B. Davis
Karen B. Davis Executive Vice President and Chief Financial Officer